                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement             [  ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

-------------------------------------------------------------------------------

                      THE HYPERION TOTAL RETURN FUND, INC.
-------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box:)

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transactions applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                      THE HYPERION TOTAL RETURN FUND, INC.
                One Liberty Plaza o New York, New York 10006-1404

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                                January 30, 2001
To the Stockholders:

         The Annual Meeting of Stockholders of The Hyperion Total Return Fund, Inc. (the "Fund") will be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, on Tuesday, April 17, 2001, at 9:45 a.m., for the following purposes:

                  1.  To elect directors (Proposal 1).

                  2. To ratify or reject the selection of PricewaterhouseCoopers LLP as the independent accountants of the Fund for the fiscal year ending November 30, 2001 (Proposal 2).

                  3. To transact any other business that may properly come before the meeting.

         The close of business on January 29, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors,


                                             Patricia A. Sloan
                                             Secretary


                      WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE FUND WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE FUND, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                      Instructions for Signing Proxy Cards

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

         1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

         2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

         3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


Registration                                              Valid Signature
------------                                              ---------------

Corporate Accounts
         (1)  ABC Corp.                                   ABC Corp.
         (2)  ABC Corp.                                   John Doe, Treasurer
         (3)  ABC Corp.
             c/o John Doe, Treasurer                      John Doe
         (4)  ABC Corp. Profit Sharing Plan               John Doe, Trustee
Trust Accounts
         (1)  ABC Trust                                   John B. Doe, Trustee
         (2)  Jane B. Doe, Trustee
             u/t/d 12/28/78                               Jane B. Doe
Custodial or Estate Accounts
         (1)  John B. Smith, Cust.
              f/b/o John B. Smith, Jr.
              UGMA                                        John B. Smith
         (2)  John B. Smith                               John B. Smith, Jr., Executor

                      THE HYPERION TOTAL RETURN FUND, INC.
                One Liberty Plaza o New York, New York 10006-1404

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with a solicitation by the Board of Directors of The Hyperion Total Return Fund, Inc. (the "Fund") of proxies to be used at the Annual Meeting of Stockholders of the Fund to be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, at 9:45 a.m. on Tuesday, April 17, 2001 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about January 30, 2001. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the re-election of the two nominees for Class II directors, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Fund for the fiscal year ending November 30, 2001. The close of business on January 29, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matters submitted to stockholders for a vote. Broker non-votes will not be counted for purposes of determining the presence of a quorum or determining whether a proposal has been approved. On the record date there were 22,888,575.00 shares outstanding.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Fund's Articles of Incorporation provide that the Fund's Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 2003; Class II, 2001; and Class III, 2002. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

         The terms of Rodman L. Drake and Harry E. Petersen, Jr., the members of Class II, currently serving on the Board of Directors, expire at this year's Annual Meeting. The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Messrs. Drake and Petersen. Each nominee has indicated that he will serve if elected, but if either nominee should be unable to serve, the proxy or proxies will be voted for any other person or persons, as the case may be, determined by the persons named in the proxy in accordance with their judgment.

         As described above, there are two nominees for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the nominees currently proposed to serve on the Board of Directors.

         The following table provides information concerning each of the eight members and nominees of the Board of Directors of the Fund:

                                                                                                Shares of Common Stock
                                                                                                Beneficially Owned Directly
Name and Office             Principal Occupation During Past Five Years,      Director          or Indirectly,
with the Fund               Other Directorships and Age                       Since             on November 30, 2000 (**)
-------------               ---------------------------                       -----             -------------------------

Class II Nominees to serve until 2004 Annual Meeting of Stockholders:

Rodman L. Drake             President, Continuation Investments Group Inc.    July 1989                997.357
Director, Member of the     (1997-Present). Director, Alliance Group
Audit Committee             Services, Inc. (1998-Present). Director,
                            Hotelevision, Inc. (1999-Present). Chairman,
                            Metro Cash Card International (1999-Present).
                            Director, Parsons Brinckerhoff, Inc.
                            (1995-Present). Director, Absolute Quality
                            Inc. (2000- Present). Trustee of Excelsior
                            Funds (1994-Present). Director and/or Trustee
                            of several investment companies advised by
                            Hyperion Capital Management, Inc.
                            (1989-Present). Formerly, Co-Chairman of KMR
                            Power Corporation (1993-1997); President,
                            Mandrake Group (1993-1997); Managing Director
                            and Chief Executive Officer of Cresap
                            (1980-1990). Age 58.

Harry E. Petersen, Jr.      Director and/or Trustee of several investment     October 1993             200.00
Director, Member of the     companies advised by Hyperion Capital
Audit Committee             Management, Inc. or by its affiliates
                            (1992-Present). Senior Advisor to Cornerstone
                            Equity Advisors, Inc. (1998-Present).
                            Formerly, Senior Advisor to Potomac Babson Inc.
                            (1995-1998); Director of Equitable Real Estate
                            Hyperion Mortgage Opportunity Fund, Inc. and
                            Equitable Real Estate Hyperion High Yield
                            Commercial Mortgage Fund, Inc. (1995-1997);
                            Director of Lexington Corporate Properties,
                            Inc. (1993-1997); Consultant to Advisers
                            Capital Management, Inc. (1992-1995);
                            Consultant on public and private pension funds
                            (1991-1993); President of Lepercq Realty
                            Advisors (1988-1990).  Member of Advisory
                            Council of Polytechnic University.
                            Age 75.

                                                                                                Shares of Common Stock
                                                                                                Beneficially Owned Directly
Name and Office             Principal Occupation During Past Five Years,      Director          or Indirectly,
with the Fund               Other Directorships and Age                       Since             on November 30, 2000 (**)
-------------               ---------------------------                       -----             -------------------------

Class I Directors to serve until 2003 Annual Meeting of Stockholders:

Robert F. Birch             Chairman and President, New America High Income   December 1998             -0-
Director, Member of The     Fund (1992-Present). Chairman of the Board
Audit Committee             and Co-Founder,The China Business Group, Inc.
                            (1996-Present). Formerly, Director and
                            Strategic Planning Consultant, Dewe Rogerson,
                            Ltd. (1994-1998); Chairman and Chief Executive
                            Officer, Memtek Corporation (1990-1991);
                            Associated with Finn Wishengrad Warnke &
                            Gayton, a Consulting firm specializing in
                            work-outs of financially distressed companies
                            (1988-1989); President and Chief Executive
                            Officer, Gardner and Preston Moss, Inc.
                            (1969-1987).
                            Age 63.

Andrew M. Carter*           Chairman and Chief Executive Officer, Hyperion    July 1998                 -0-
Director                    Capital Management, Inc. (November
                            1998-Present). Vice Chairman of The China
                            Business Group (1996-Present) and presently
                            officer of four charitable boards: The New
                            England Conservatory, The Loomis Chaffee
                            School, The William E. Simon Graduate School of
                            Business Administration at the University of
                            Rochester, and The Big Brother Association of
                            Boston. Director of several investment
                            companies advised by Hyperion Capital
                            Management, Inc. (1998-Present). Formerly
                            President and Founding Principal, Andrew M.
                            Carter & Company (1994-1995); Director and
                            Senior Vice President, Jennison Associates
                            Capital Corp. (1975-1993); Founder, Standard &
                            Poor's/Carter, Doyle (1972-1975); Vice
                            President, Head of Fixed Income Group,
                            Wellington Management Co. (1968-1972); and
                            Manager of the Harvard Endowment bond
                            portfolio, Harvard Treasurer's Office
                            (1964-1968).
                            Age 59.

                                                                                                Shares of Common Stock
                                                                                                Beneficially Owned Directly
Name and Office          Principal Occupation During Past Five Years,         Director          or Indirectly,
with the Fund            Other Directorships and Age                          Since             on November 30, 2000 (**)
-------------            ---------------------------                          -----             -------------------------
John W. English          Director and former Chairman of the Board of         Sept. 1999                700.00
Director, Member of      HSBC's China Fund, Inc. (1993-Present); Chairman
Audit Committee          of the Board and Director of State Street Bank's
                         Select Sector SPDR Trust (1999-Present); Director
                         of A.L.T. Films, Inc. (1999-Present); Director of
                         Northern Trust Company's Northern Funds
                         (1999-Present) and Northern Institutional Funds
                         (1993-Present); Director and/several investment
                         companies advised by Hyperion Capital Management
                         (1999-Present).
                         Age 67.


Class III Directors to serve until 2002 Annual Meeting of Stockholders:

Lewis S. Ranieri*        Chairman and Chief Executive Officer of Ranieri &    June 1989                   -0-
Director                 Co., Inc. (since 1988); in addition, President of
                         LSR Hyperion Corp., a general partner of the
                         limited partnership that is the general partner of
                         Hyperion Partners L.P. ("Hyperion Partners")
                         (since 1988). Director and Vice Chairman of the
                         Board of Hyperion Capital Management, Inc. (since
                         December 1998); Director and Chairman of the Board
                         of Hyperion Capital Management, Inc.
                         (1989-November 1998); Chairman of the Board
                         (1989-December 1998) and/or Director (since 1989)
                         of several investment companies advised by
                         Hyperion Capital Management, Inc. or by its
                         affiliates; Director and Chairman of Bank United
                         Corp., and Director of Bank United (since 1988);
                         Director and President of Hyperion Funding 1993
                         Corp., the general partner of the limited
                         partnership that is the general partner of
                         Hyperion 1993 Fund L.P.; and also Chairman and
                         President of various other direct and indirect
                         subsidiaries of Hyperion Partners (since 1989).
                         Formerly, Director of Lend Lease Hyperion Mortgage
                         Opportunity Fund, Inc. (formerly, Equitable Real
                         Estate Hyperion Mortgage Opportunity Fund, Inc.)
                         and Lend Lease Hyperion High Yield Commercial
                         Mortgage Fund, Inc. (formerly, Equitable Real
                         Estate Hyperion High Yield Commercial Mortgage
                         Fund, Inc.) (1995-1999); Formerly Vice Chairman of
                         Salomon Brothers Inc (until 1987).
                         Age 53.

                                                                                                Shares of Common Stock
                                                                                                Beneficially Owned Directly
Name and Office          Principal Occupation During Past Five Years,         Director          or Indirectly,
with the Fund            Other Directorships and Age                          Since             on November 30, 2000 (**)
-------------            ---------------------------                          -----             -------------------------
Leo M. Walsh, Jr.        Director and/or Trustee of several investment        June 1989                2,000.00
Director, Chairman of    companies advised by Hyperion Capital Management,
the Audit Committee      Inc. or by its affiliates (1989-Present).
                         Financial Consultant for Merck-Medco Managed Care
                         LLC (formerly Medco Containment Services Inc.)
                         (1994-Present). Director of Lend Lease Hyperion
                         Mortgage Opportunity Fund, Inc. (formerly,
                         Equitable Real Estate Hyperion Mortgage
                         Opportunity Fund, Inc.) and Lend Lease Hyperion
                         High Yield CMBS Fund, Inc. (formerly, Equitable
                         Real Estate Hyperion High Yield Commercial
                         Mortgage Fund, Inc.) (1999-Present). Formerly,
                         Financial Consultant for Synetic Inc.,
                         manufacturer of porous plastic Materials for
                         health care uses (1989-1994); President, WW
                         Acquisitions Corp. (1989-1990); Senior Executive
                         Vice President and Chief Operating Officer of The
                         Equitable Life Assurance Society of the United
                         States ("The Equitable") (1986-1988); Director of
                         The Equitable and Chairman of Equitable Investment
                         Corporation, a holding company for The Equitable's
                         investment oriented subsidiaries (1983-1988);
                         Chairman and Chief Executive Officer of
                         EQUICOR-Equitable HCA Corporation (1987-1988).
                         Age 67.

Patricia A. Sloan*       Consultant (2000-Present) and Managing Director of   April 1994                 300.00
Director, Secretary      Ranieri & Co., Inc. (1988-2000). Secretary,
                         Director and/or Trustee of several investment
                         companies advised by Hyperion Capital Management,
                         Inc. or by its affiliates (1989-Present).
                         Director of Bank United Corp., the parent of Bank
                         United (1988-Present). Formerly Director of the
                         Financial Institutions Group of Salomon Brothers
                         Inc (1972-1988).
                         Age 56.


* Interested persons as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), because of affiliations with Hyperion Capital Management, Inc., the Fund's Investment Advisor.
** The holdings of no director or nominee represented more than 1% of the outstanding shares of the Fund.

         Officers of the Fund. The officers of the Fund are chosen each year at the first meeting of the Board of Directors of the Fund following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected six officers of the Fund. Except where dates of service are noted, all officers listed below served as such throughout the 2000 fiscal year. The following sets forth information concerning each officer of the Fund who served during all or part of the last fiscal year of the Fund:

Name and
Principal Occupation                                          Office                Age          Officer Since
--------------------                                          ------                ---          -------------

Andrew M. Carter                                              Chairman              59           December 1998
See information under "ELECTION OF DIRECTORS."

Clifford E. Lai                                               President             45           April 1993
President (since November 1998) and Chief Investment
Officer, Hyperion Capital Management, Inc.
(March 1993-Present). Formerly, Managing Director and
Chief Investment Strategist for Fixed Income, First Boston
Asset Management (1989-1993); Vice President, Morgan
Stanley & Co. (1987-1989).

Patricia A. Botta                                             Vice President        42           March 1997
Director of Hyperion Capital Management, Inc.
(1989-Present). Formerly with the Davco Group (1988-1989)
and with Salomon Brothers Inc (1986-1988).

John Dolan                                                    Vice President        46           March 1998
Chief Investment Strategist of Hyperion Capital Management
(1998-Present). Formerly Managing Director at Bankers
Trust (1995-1997); Managing Director of Salomon Brothers
Inc (1987-1995); Manager of mortgage-backed securities desk
at Citibank (1979-1987).

Patricia A. Sloan                                             Secretary             56           July 1989
Managing Director of Ranieri & Co., Inc. (1988-Present);
See information under "ELECTION OF DIRECTORS."

Thomas F. Doodian                                             Treasurer             41           February 1998
Director of Finance and Operations, Hyperion Capital
Management, Inc. (July 1995-Present). Treasurer of several
investment companies advised by Hyperion Capital
Management, Inc. (February 1998- Present). Formerly, Vice
President in Mortgage Backed Trading at Mabon Securities
Corporation (1994-1995); fixed income analyst, trader, and
Vice President and Controller at Credit Suisse First
Boston (1984-1994).


         At January 29, 2001, directors and officers of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund.
Other than Cede & Co Fast, 55 Water Street 25th floor, New York, NY 10041-0098 who owned 21,290,160.00 shares of the Fund representing 93%, no other person, to the knowledge of management, owned beneficially more than 5% of the Fund's outstanding shares at that date. The business address of the Fund and its officers and directors is One Liberty Plaza, New York, New York 10006-1404.

         Interested Persons. Mr. Ranieri serves as a Director and Vice Chairman of the Board of the Advisor and Mr. Carter serves as Chairman and Chief Executive Officer of the Advisor. Ms. Sloan is a special limited partner of Hyperion Ventures, the sole general partner of Hyperion Partners L.P., of which the Advisor is a wholly-owned subsidiary. As a result of their service with the Advisor and certain affiliations with the Advisor as described below, the Fund considers Messrs. Ranieri and Carter and Ms. Sloan to be "interested persons" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

         Committees and Board of Directors' Meetings. The Fund has a standing Audit Committee presently consisting of Messrs. Walsh, Drake, Petersen, Birch and English, all of whom are members of the Board of Directors and are currently non-interested persons of the Fund. The principal functions of the Fund's Audit Committee are to recommend to the Board the appointment of the Fund's accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is attached as Appendix I and the Report of the Audit Committee is attached as Appendix II. During the last fiscal year of the Fund, the full Board of Directors met four times, and the Audit Committee met one time. All of the members of the Audit Committee attended the Audit Committee meeting, and all of the Directors attended at least 75% of the aggregate Board meetings and Audit Committee meeting except Mr. English. Mr. English missed two of the four Board meetings because they were held at the same time as the Board of Directors meetings of another company of which he was a director. Mr. English has subsequently resigned from the other company's Board of Directors. The Fund has a Nominating and Compensation Committee.

         Compensation of Directors and Executive Officers. No remuneration was paid by the Fund to persons who were directors, officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof for their services as directors or officers of the Fund. Each director of the Fund, other than those who are officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof, is entitled to receive a fee of $8,500 per year plus $1,000 for each Board of Directors' meeting attended. Members of the Audit Committee receive $750 for each Audit Committee meeting attended, other than meetings held on days when there is also a directors' meeting.

                          Directors' Compensation Table
                   For The Twelve Month Period Ended 11/30/00

                                 Directors' Compensation             Total Directors' Compensation
                                      from the Fund               from the Fund and the Fund Complex

Robert F. Birch                          $11,500                                $34,500
John W. English                          $10,250                                $30,000
Rodman L. Drake                          $11,500                                $34,500
Harry E. Petersen, Jr.                   $11,500                                $34,500
Leo M. Walsh, Jr.                        $11,250                                $38,250

Required Vote

         Election of the listed nominees for director requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Fund present or represented by proxy at the Annual Meeting.

                    PROPOSAL 2: RATIFICATION OR REJECTION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Fund will consider, and it is expected that they will recommend, the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending November 30, 2001 at a meeting scheduled to be held on March 13, 2001. The appointment of accountants is approved annually by the Audit Committee of the Board of Directors and is subsequently submitted to the stockholders for ratification or rejection. The Fund has been advised by PricewaterhouseCoopers LLP that at November 30, 2000 neither that firm nor any of its partners had any direct or material indirect financial interest in the Fund. A representative of PricewaterhouseCoopers LLP will be at the meeting to answer questions concerning the Fund's financial statements and will have an opportunity to make a statement if he or she chooses to do so.

Required Vote

         Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Fund present or represented by proxy at the Annual Meeting.

                             ADDITIONAL INFORMATION

Investment Advisor

         The Fund has engaged Hyperion Capital Management, Inc., the Advisor, to provide professional investment management for the Fund pursuant to an Advisory Agreement dated August 4, 1989. The Advisor is a Delaware corporation which was organized in February 1989. The Advisor is a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is One Liberty Plaza, New York, New York 10006-1404.

         The Advisor is a subsidiary of Hyperion Partners L.P., a Delaware limited partnership ("Hyperion Partners"). The sole general partner of Hyperion Partners is Hyperion Ventures L.P., a Delaware limited partnership ("Hyperion Ventures"). Corporations owned principally by Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay are the general partners of Hyperion Ventures. Lewis
S. Ranieri, a former Vice Chairman of Salomon Brothers Inc ("Salomon Brothers"), is the Vice Chairman of the Board of the Advisor and a Director of the Fund. Mr. Carter is the Chairman and Chief Executive Officer of the Advisor and Chairman of the Fund. Messrs. Salvatore Ranieri and Shay are directors of the Advisor, but have no other positions with either the Advisor or the Fund. Messrs. Salvatore Ranieri and Shay are principally engaged in the management of the affairs of Hyperion Ventures and its affiliated entities. Since January 1, 1990, Patricia A. Sloan, Secretary of the Fund, has been a special limited partner of Hyperion Ventures and since July 1993 she has been a limited partner of Hyperion Partners. Mr. Lai, the President of the Fund, is an employee of the Advisor, and may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor's profits, including any profit from a sale of the Advisor. Ms. Botta and Mr. Dolan, Vice Presidents of the Fund, and Mr. Doodian, Treasurer of the Fund, are also employees of the Advisor. The business address of Hyperion Partners and Hyperion Ventures is 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553.

         The Advisor provides advisory services to several other registered investment companies and one offshore fund, all of which invest in mortgage-backed securities. Its management includes several individuals with extensive experience in creating, evaluating and investing in Mortgage-Backed Securities, Derivative Mortgage-Backed Securities and Asset-Backed Securities, and in using hedging techniques. Lewis S. Ranieri, Vice Chairman of the Advisor and Director of the Fund, was instrumental in the development of the secondary mortgage-backed securities market and the creation and development of secondary markets for conventional mortgage loans, CMOs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and government guaranteed areas. Clifford E. Lai, President and Chief Investment Manager of the Advisor and President of the Fund, was Managing Director and Chief Investment Strategist for Fixed Income for First Boston Asset Management Corporation.

Investment Advisory Agreement

         On March 7, 2000, the Board of Directors of the Fund, including those persons identified as interested persons and a majority of the directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the 1940 Act) of any such party (the "Disinterested Directors"), approved extension of the Advisory Agreement through March 31, 2001. At the time of the Board's approval of the latest extension of the Advisory Agreement, Messrs. Lewis Ranieri, Carter, and Ms. Sloan were interested persons of the Fund. The Advisory Agreement was last submitted to a vote of the Stockholders of the Fund at the first Annual Meeting of the Stockholders of the Fund held on June 5, 1990. At that meeting, the Stockholders approved the continuance of the Advisory Agreement. The Advisory Agreement provides that it will continue from year to year, but only so long as such continuation is specifically approved at least annually by both (1) the vote of a majority of the Board of Directors or the vote of a majority of the outstanding voting securities of the Fund (as provided in the 1940 Act) and (2) by the vote of a majority of the Disinterested Directors cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated at any time without the payment of any penalty, upon the vote of a majority of the Board of Directors or a majority of the outstanding voting securities of the Fund or by the Advisor, on 60 days' written notice by either party to the other. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder). The Board of Directors will consider continuance of the Advisory Agreement until March 31, 2002 at a meeting scheduled for March 13, 2001.

         Pursuant to the Advisory Agreement, the Fund has retained the Advisor to manage the investment of the Fund's assets and to provide, with the assistance of Pacholder Associates, Inc. (the "Sub-Advisor"), such investment research, advice and supervision, in conformity with the Fund's investment objective and policies, as may be necessary for the operations of the Fund.

         The Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all salaries of the Fund's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. The Advisory Agreement provides that the Fund shall pay to the Advisor a monthly fee for its services which is equal to .65% per annum of the Fund's average weekly net assets, which, for purposes of determining the Advisor's fee, shall be the average weekly value of the total assets of the Fund, minus the sum of accrued liabilities (including accrued expenses) of the Fund and any declared but unpaid dividends on the Common Shares. Investment advisory fees paid by the Fund to the Advisor during the last fiscal year of the Fund amounted to $1,373,408, of which $56,916 was paid by the Advisor to the Sub-Advisor.

Sub-Advisor

         Hyperion Capital Management, Inc., the Investment Advisor, has engaged the Sub-Advisor to provide sub-investment advisory services for investments in higher yielding, lower rated, or unrated fixed income securities of U.S. corporations ("High Yield Securities"). The Sub-Advisor, a registered investment adviser, is an Ohio corporation, organized in December, 1983, and currently manages approximately $1 billion in corporate high yield bonds and related securities and approximately $145 million of other securities. The business address of the Sub-Advisor and its officers and directors is 8044 Montgomery Road, Suite 480, Cincinnati, Ohio 45236.

         The overall portfolio management strategy undertaken by the Sub-Advisor on behalf of the Fund is mutually determined by the Investment Advisor and the Sub-Advisor. The execution of the management strategy is conducted under the general supervision and direction of William J. Morgan. Mr. Morgan, a founder of the Sub-Advisor, is President of the Sub-Advisor and has been a member of the Sub-Advisor's management review committee, which oversees all investment functions, including the execution of high yield investment strategy for the Fund and reviewing the Sub-Advisor's credit watch list and purchase and sale recommendations, since the inception of the firm in 1983. He was high yield portfolio manager from 1984 to 1991 and the special assets portfolio manager from 1991 until 2000. In June 2000, Mr. Morgan resumed the position of high yield portfolio manager. Dr. Asher O. Pacholder, Chairman of the Sub-Advisor, owns more than 50% of the shares of the Sub-Advisor and Mr. Morgan owns more than 20% of the shares. Both Dr. Pacholder and Mr. Morgan are directors of the Sub-Advisor. No officer, director or employee of the Sub-Advisor is an officer, director or nominee for election as a director of the Fund.

         Although the Sub-Advisor will make all decisions with respect to the Fund's investments in High Yield Securities on behalf of the Advisor, the amount of the Fund's assets allocated to these investments will be determined by the Advisor.

Sub-Advisory Agreement

         On March 7, 2000, the Board of Directors of the Fund, including a majority of the Disinterested Directors, approved extension of the Sub-Advisory Agreement through March 31, 2001. No director of the Fund owned any securities of, or had any other material direct or indirect interest, in the Sub-Advisor or any person controlling, controlled by or under common control with the Sub-Advisor on the date of the Disinterested Directors' approval of the extension of the Sub-Advisory Agreement. The Sub-Advisory Agreement was last submitted to a vote of the Stockholders of the Fund at the first Annual Meeting of the Stockholders of the Fund held on June 5, 1990. At that meeting the Stockholders approved the Sub-Advisory Agreement, which contains the same provisions with respect to continuation and termination as does the Advisory Agreement, except that the Sub-Advisory Agreement may not be assigned without the consent of the other party thereto. The Board of Directors will consider continuance of the Sub-Advisory Agreement until March 31, 2002 at a meeting scheduled for March 13, 2001.

         The Sub-Advisory Agreement provides, among other things, that the Sub-Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Sub-Advisory Agreement. The Sub-Advisory Agreement provides that the Advisor shall pay to the Sub-Advisor a monthly fee for the Sub-Advisor's services which is equal to .35% per annum of the portion of the Fund's average weekly net assets that is invested in High Yield Securities (which shall be equal to the average weekly value of the total assets invested in High Yield Securities, minus the sum of accrued liabilities (including accrued expenses) directly related thereto and a pro rata percentage of any declared but unpaid dividends on the Common Shares and a pro rata percentage of accrued liabilities related to the Fund in general). The Advisor has paid and intends to continue to pay the Sub-Advisor's fee out of the fee that the Advisor will receive from the Fund. Investment advisory fees paid by the Advisor to the Sub-Advisor during the last fiscal year of the Fund amounted to $56,916.

Administration Agreement

         The Fund has entered into an Administration Agreement with Hyperion Capital Management, Inc. (the "Administrator"). The Administrator performs administrative services necessary for the operation of the Fund, including maintaining certain books and records of the Fund, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Fund with administrative office facilities. For these services, the Fund pays a fee monthly at an annual rate of 0.20% of its average weekly assets. For the twelve month period ended November 30, 2000, the Administrator earned $422,279 in Administration fees. In addition, the Administrator has entered into Administration Agreements with the other investment companies listed below, with the following fee structure: a monthly fee at an annual rate of 0.17% of the first $100 million of the Trust's average weekly net assets, 0.145% of the next $150 million and 0.12% of any amounts above $250 million.

Investment Companies Managed by Hyperion Capital Management, Inc.

         In addition to acting as advisor to the Fund, Hyperion Capital Management, Inc. acts as investment advisor to the following other investment companies at the indicated annual compensation.

                                                                                      Approximate Net Assets at
Name of Fund                             Investment Advisory Fees                     November 30, 2000
------------                             ------------------------                     -----------------
Hyperion 2002 Term Trust, Inc.           0.50% of the Trust's average weekly          $278,239,561
                                         net assets
Hyperion 2005 Investment Grade           0.65% of the Trust's average weekly          $161,042,330
Opportunity Term Trust, Inc.             net assets

Brokerage Commissions

         Because it buys its portfolio securities in dealer markets, the Fund did not pay any brokerage commissions on its securities purchases during its last fiscal year. The Fund paid an aggregate of $24,149.46 in futures commissions during the last fiscal year, all of which were paid to entities that are not affiliated with the Fund or the Advisor.

         The Advisor and the Sub-Advisor have discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and the Sub-Advisor and to select the markets in which such transactions are to be executed. The Advisory Agreement and the Sub-Advisory Agreement provide, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor and the Sub-Advisor is to seek the best combination of net price and execution for the Fund. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Fund, the Advisor and the Sub-Advisor will consider all factors they deem relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

         In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Advisor and the Sub-Advisor are authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of
1934). The Advisor and the Sub-Advisor are also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Advisor and the Sub-Advisor must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Advisor or the Sub-Advisor exercise investment discretion. Research services furnished by brokers through whom the Fund effects securities transactions may be used by the Advisor and the Sub-Advisor in servicing all of the accounts for which investment discretion is exercised by the Advisor or the Sub-Advisor, and not all such services may be used by the Advisor or the Sub-Advisor in connection with the Fund.

Compliance With Section 16 Reporting Requirements

         Section 16(a) of the Securities Exchange Act of 1934 requires the Fund's officers and directors and persons who own more than ten percent of a registered class of the Fund's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by the Fund and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Fund believes that, during the fiscal year ended November 30, 2000, all filing requirements applicable to the Fund's officers, directors, and greater than ten-percent beneficial owners were complied with, with one exception. Mr. English filed one Form 4 late in connection with the purchase of shares of the Fund.

                                 OTHER BUSINESS

         The Board of Directors of the Fund does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                    PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

         All proposals by stockholders of the Fund that are intended to be presented at the Fund's next Annual Meeting of Stockholders to be held in 2002 must be received by the Fund for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than September 24, 2001.

                         EXPENSES OF PROXY SOLICITATION

         The cost of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Fund, Hyperion Capital Management, Inc., or Corporate Investor Communications, Inc., paid solicitors for the Fund, or by telephone or telegraph. The anticipated cost of solicitation by the paid solicitors will be nominal. The Fund's agreement with Corporate Investor Communications, Inc. provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.

January 30, 2001

                      THE HYPERION TOTAL RETURN FUND, INC.

                   Proxy Solicited on Behalf of the Directors

The undersigned hereby appoints ANDREW M. CARTER and CLIFFORD E. LAI and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of The Hyperion Total Return Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at the Downtown Association, 60 Pine Street 9 between William and Pearl Streets), New York, New York 10005, on Tuesday, April 17, 2001 at 9:45 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have any may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR election of the nominees as Directors in Proposal 1 and FOR Proposal 2. Please refer to the Proxy Statement for a discussion of the Proposals.


-------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
  NOTE: Please sign exactly as your name(s) appear(s) on this proxy. If joint owners, EITHER may sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

----------------------------------         ------------------------------------

----------------------------------         ------------------------------------

----------------------------------         ------------------------------------

----------------------------------         ------------------------------------


 /X/  PLEASE MARK VOTES
      AS IN THIS EXAMPLE

-------------------------------------                      1.  Election of Directors

THE HYPERION TOTAL RETURN FUND, INC.                                                      For All       With-      For All
                                                                                          Nominees      Held       Except
------------------------------------                           Class II:                   /  /         /  /         /  /
                                                               Rodman L. Drake
                                                               Harry E. Petersen, Jr.

CONTROL NUMBER:                                            If you do not wish your shares voted "For" a
RECORD DATE OF SHARES:                                     particular nominee, mark the "For All Except" box
                                                           and strike a line through the name(s) of the
                                                           nominee(s). Your shares will be voted for
                                                           the remaining nominee(s).

                                                                                          For           Against    Abstain
                                                           2. Ratification or rejection    /  /          /  /        /  /
                                                           of the selection of independent
                                                           auditors (a  vote "For" is a
                                                           vote for ratification).
Please be sure to sign and date this Proxy. Date
                                                           Mark box at right if an address change or comment
                                                           has been noted on the reverse side of this card.          /  /
-------------------------------------------------
                                                           Mark box at right if you plan to attend the Annual
-------------------------------------------------          Meeting of Stockholders on April 17, 2001.                /  /
Stockholder sign here      Co-owner sign here

DETACH HERE                                                                                        DETACH CARD

                                                                             16

                                   APPENDIX I

                                 HYPERION FUNDS
                         Hyperion 2002 Term Trust, Inc.
           Hyperion 2005 Investment Grade Opportunity Term Trust, Inc.
                        Hyperion Total Return Fund, Inc.
                             AUDIT COMMITTEE CHARTER

                            Adopted December 7, 1999

1. Requirements for Membership: The Audit Committee shall consist of at least three directors, each of whom has no relationship to the company, or its management, that may interfere with the exercise of their independence from management and the company ("Independent"). The restrictions contained in Attachment A to this Charter shall apply to every Committee member.

         At least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee.

2.       Responsibilities:  The Audit Committee's responsibilities are:

         a. oversight of the company's accounting and financial reporting policies and practices, its system of internal controls and, as appropriate, the internal controls of certain service providers;

         b. oversight of the quality and objectivity of the company's financial statements and the independent audit thereof;

         c. maintenance of a liaison between the independent auditors and the Board of Directors; and

         d. evaluation of the external auditors, and recommendation to the Board of Directors as to selection, retention, or termination of the external auditor.

3.       Duties and Powers:  The duties and powers of the Audit Committee are:

         a. oversight of the external independent auditors; using meetings with the auditors, including private meetings, as desired by the committee or the auditors: (i) to review the plan for and the scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the financial statements, including any adjustment to the statements recommended by the auditors, or other matters arising from the audit; (iii) to consider the auditors' comments with respect to financial policies, procedures, and internal control, and to consider management's responses to the comments; and (iv) to review the form of opinion the auditors propose to submit to the Board of Directors and the shareholders;

         b. Consideration of the effect of any changes in accounting principles or practices proposed by management or the auditors;

         c. Review of security valuation procedures employed with respect to any asset or class of asset for which there is not a readily determinable market value;

         d. Evaluation of the independence of the auditors, including receipt and evaluation of specific reports and representations from the auditors as to any other services provided to the company and any services provided to management or any affiliate; discussion with the auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors; and recommendation to the Board of Directors as to any action considered appropriate to ensure the independence of the auditors;

         e. Recommendation to the Board of Directors on the selection, retention or termination of the auditors;

         (The external auditors are ultimately accountable to the Board of Directors and audit committee, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors or to nominate the external auditors to be proposed for shareholder approval in any proxy statement.)

         f.       Review the auditors' charges to the company for services;

         g. Investigate any improprieties or suspected improprieties in company activities;

         h. Report its activities to the Board of Directors on a regular basis and make any recommendations deemed necessary or appropriate.

4. The Committee shall meet on a regular basis and may hold special meetings, as desired. Such meetings shall include meetings with management, as appropriate.

5. The Committee has the authority to retain special counsel and other experts or consultants as it deems appropriate to discharge its responsibilities.

6. The Committee shall review and assess the adequacy of this charter on an annual basis.

                                  ATTACHMENT A
                             AUDIT COMMITTEE CHARTER
                INDEPENDENCE REQUIREMENT OF INDEPENDENT DIRECTORS

In addition to the definition of Independent provided in the text of the Charter, the following restrictions shall apply to every audit committee member:

         a. Employees. A director who is an employee (including non-employee executive officers) of the company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the company, the director could serve on the Audit Committee after three years following the termination of the relationship between the company and the former parent or predecessor.

         b. Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the company, or (ii) who has a direct business relationship with the company (e.g., a consultant) may serve on the Audit Committee only if the company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of

         Directors should consider, among other things, the materiality of the relationship to the company, to the director, and, if applicable, to the organization with which the director is affiliated.

         "Business Relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the company.

         c. Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

         d. Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship.

         "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

                                   APPENDIX II

REPORT OF THE AUDIT COMMITTEE

                                                                January 30, 2001


To the Board of Directors

We have reviewed and discussed with management the Fund's audited financial statements as of and for the year ended November 30, 2000.

We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussion with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Fund's Annual Report to shareholders required by Section 30(e) of the Investment Company Act of 1940, as amended and Rule 30d-1 thereunder for the year ended November 30, 2000.

Leo M. Walsh, Jr. - Audit Committee Chairman
Rodman L. Drake - Audit Committee Member
Harry E. Petersen, Jr. - Audit Committee Member
Robert F. Birch- Audit Committee Member
John W. English- Audit Committee Member

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Fund specifically incorporates the Report by reference in any such document.